Exhibit 10.1

FORBEARANCE AGREEMENT

This forbearance agreement (this Agreement) dated as of September 11, 2013 by and between Lone Pine Resources Canada Ltd. (the Borrower), Lone Pine Resources Inc. (the Parent), JPMorgan Chase Bank, N.A., Toronto Branch (the Agent), on its own behalf and on behalf of the Majority Lenders, each of the Hedging Lenders and each of the other Loan Parties.

RECITALS

1.             The Borrower, the Parent, the  Agent and the Lenders are parties to a credit agreement dated as of March 18, 2011 (as amended to the date hereof, the Credit Agreement).

2.             On and after September 16, 2013, a Default shall have occurred under the terms of the Credit Agreement in the event that the Borrower defaults in payment of its scheduled August interest payment under the note indenture dated as of February 14, 2012 (the Note Indenture), by and between the Borrower, as issuer, and U.S. Bank National Association, as trustee.

3.             The Parent and each of the other Loan Parties have executed and delivered guarantees in favour of the Lender in respect of the Loan Documents.

ARTICLE I
INTERPRETATION

1.1          Definitions.

Capitalized terms used herein that are not otherwise defined have the meaning ascribed thereto in the Credit Agreement. The Agent, the Lenders and the Hedging Lenders are collectively referred to herein as the Secured Parties.

1.2          Governing Law.

This Agreement and the rights, remedies, powers, covenants, duties and obligations of the parties hereunder will be construed in accordance with and governed by the laws of the Province of Alberta and the federal laws of Canada applicable therein.

ARTICLE II
FORBEARANCE

2.1          Forbearance.

(a)           Subject to the terms of this Agreement, the Agent and the Majority Lenders have agreed at the request of the Borrower and the other Loan Parties to forbear from: (i) realizing upon the Collateral; (ii) initiating or continuing legal proceedings against the Borrower and/or the other Loan Parties in respect of the Loan Documents or the Obligations; or (iii) exercising any rights or remedies that any Secured Party may have against any Loan Party under the Loan Documents (including but not limited to making any demand for cash collateralization of Letters of Credit or making a discretionary redetermination of the Borrowing Base) from the date hereof until the earlier of: (a) September 30, 2013; or (b) the occurrence of an Event of Default (as defined herein) (the Forbearance Period).

(b)           Each of J.P. Morgan Commodities Canada Corporation, Canadian Imperial Bank of Commerce, The Bank of Nova Scotia and Bank of Montreal (collectively, the Hedging Lenders and individually a Hedging Lender) hereby agree that during the Forbearance Period, it shall not terminate any of its Hedging Agreements with the Borrower or any other Loan Party.

2.2          Terms of Forbearance.

The Loan Parties and the Secured Parties do hereby agree and acknowledge that during the Forbearance Period:

(a)           Drawdowns.  The Borrower shall not be entitled to request any new Borrowings or Letters of Credit under the Credit Agreement;

(b)           Bank Accounts. The Borrower and the other Loan Parties shall be entitled to access and use - for the general corporate purposes of the Loan Parties - all monies deposited in their bank accounts with the Agent during the Forbearance Period; and

(c)           Note Indenture.

(i)            The Borrower shall not make any payment on account of any indebtedness arising under or related to the Note Indenture or the Securities (as defined in the Note Indenture).

(ii)           The failure of the Borrower to make any such payment referred to in paragraph (i) above shall not constitute a Default or Event of Default under the Credit Agreement.

2.3          Other Agreements.

(a)           Loan Documents.  The Loan Parties and the Secured Parties confirm that:

(i)            this Agreement shall not be or constitute an accord and satisfaction among the parties hereto with respect to the Obligations; and

(ii)           the Liens of the Secured Parties shall not be discharged or released and the Loan Documents remain unchanged (except as amended by this Agreement) and the terms and conditions created by the Loan Documents, all as may be amended by this Agreement, are hereby ratified and confirmed.

(b)           Confirmation and Acknowledgement by Guarantors.  Each Loan Party (other than the Borrower) hereby:

(i)            consents to the provisions of this Agreement and the transactions contemplated herein;

(ii)           confirms and ratifies its guarantee made in favour of the Lender; and

(iii)          agrees in favour of the Lender that all of its obligations and covenants under its respective guarantee remain unimpaired by the execution and delivery of this Agreement and that such guarantee shall remain in full force and effect and any credit to be extended by the Lender pursuant to this Agreement shall constitute “indebtedness and liability” of the Borrower for all purposes under such guarantee.

ARTICLE III
TERMINATION OF FORBEARANCE; DEFAULT

3.1          Default.

Each of the following shall constitute an event of default (Event of Default) under the terms of this Agreement:

(a)           any breach of any covenant set out in this Agreement by any of the Loan Parties;

(b)           the commencement by or acquiescence of, any of the Loan Parties, of or in proceedings seeking substantive relief with respect to such Loan Parties in any mediation, bankruptcy, insolvency, debt restructuring, reorganization, readjustment of debt, dissolution, liquidation or other similar proceedings (including, without limitation, proceedings under the Bankruptcy and Insolvency Act, the Winding-up and Restructuring Act (Canada), the Companies’ Creditors Arrangement Act, the Bankruptcy Code or other similar federal, provincial or foreign legislation) including, without limitation, the filing of a proposal or plan of arrangement or a notice of intention to file same, or proceedings for the appointment of a trustee, trustee in bankruptcy, interim receiver, receiver, receiver and manager, custodian, guardian, liquidator, provisional liquidator, administrator, sequestrator or other like official with respect to such Loan Parties or all or any substantial part of the assets of such Loan Parties, or any similar relief; or

(c)           a bankruptcy application or any other proceeding or case shall be filed, instituted or commenced with respect to any of the Loan Parties under any bankruptcy, insolvency, debt restructuring, reorganization, incorporation, readjustment of debt, dissolution, liquidation, winding-up or similar law, now or hereafter in effect, seeking the bankruptcy, liquidation, reorganization, dissolution, winding-up, composition or readjustment of debts of any of the Loan Parties, the appointment of a trustee, interim receiver, receiver, receiver and manager, custodian, guardian, liquidator, provisional liquidator, administrator, sequestrator or other like official for any of the Loan Parties or all or any substantial part of the assets of any Loan Party, or any similar relief.

A default hereunder on the part of any of the Loan Parties shall constitute a default on the part of each and every Loan Party.  A default in relation to any portion of the Loan Documents, shall constitute a default in relation to the remainder of the Loan Documents. There is no cure period for any Events of Default committed under this Forbearance Agreement.

3.2          No Waiver or Acquiescence.

Nothing in this Agreement constitutes a waiver on the part of the Secured Parties of any rights or remedies which the Lender may have in relation to the Loan Parties save as specified expressly herein in writing.  Nothing in this Agreement constitutes an acquiescence on the part of the Secured Parties to any default on the part of the Loan Parties save as specified expressly herein in writing.  Execution of this Agreement by a Secured Party does not in any way limit, release or discharge any Loan Party from the obligations and liabilities of the Loan Parties to any Secured Party.

ARTICLE IV
MISCELLANEOUS

4.1          Further Assurances.

Each of the parties hereto will forthwith at all times, and from time to time, at the sole cost and expense of the Loan Parties, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, documents and assurances which, in the opinion of the Agent, acting reasonably, are necessary or advisable for the better accomplishing and effecting of the intent of this Agreement.

4.2          Payment of Costs and Expenses.

Notwithstanding any other provision of this Agreement, the Loan Parties hereby agree to pay to the Secured Parties their solicitor and client costs incurred in preparing this Agreement.

4.3          Notices and Other Instruments.

All notices hereunder shall be made in accordance with the terms of the Credit Agreement.

4.4          Amendments.

No amendment to this Agreement shall be effective unless it is in writing and signed by the each of the parties hereto.

4.5          Paramountcy.

In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the Loan Documents, the provisions of this Agreement shall prevail to the extent necessary to remove the conflict or inconsistency; provided, however, it shall not be considered to be a conflict or inconsistency between any provision hereof and any provision of the Loan Documents merely because one of the same does, and the other does not, deal with a particular matter.

4.6          Counterparts, etc.

This Agreement may be executed in any one or more counterparts, each of which when delivered will be deemed to be an original and all of which together will constitute one and the same document.  Execution and delivery of counterparts of this Agreement by electronic means by any party shall be binding on all parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

LONE PINE RESOURCES CANADA LTD.		LONE PINE RESOURCES INC.

Per:	/s/ Shane K. Abel	Per:	/s/ Shane K. Abel
Name:	Shane K. Abel	Name:	Shane K. Abel
Title:	Vice President, Finance & Chief Financial Officer	Title:	Vice President, Finance & Chief Financial Officer

LONE PINE RESOURCES (HOLDINGS) INC.		WISER DELAWARE LLC

By: Class A Manager of Wiser Delaware LLC, Lone Pine Resources Inc.

Per:	/s/ Timothy S. Granger	Per:	/s/ Timothy S. Granger
Name:	Timothy S. Granger	Name:	Timothy S. Granger
Title:	President	Title:	President & Chief Executive Officer

		By:	Class B Manager of Wiser Delaware LLC

		Per:	/s/ Mary S. Stawikey
		Name:	Mary S. Stawikey
		Title:	Manager

WISER OIL DELAWARE, LLC

By: Class A Manager of Wiser Oil Delaware, LLC, Lone Pine Resources Inc.

		Per:	/s/ Timothy S. Granger
		Name:	Timothy S. Granger
		Title:	President & Chief Executive Officer

		By:	Class B Manager of Wiser Oil Delaware, LLC,

		Per:	/s/ Mary S. Stawikey
		Name:	Mary S. Stawikey
		Title:	Manager

Signature Page to Forbearance Agreement by and between Lone Pine Resources Canada Ltd., Lone Pine Resources Inc., JPMorgan Chase Bank, N.A., Toronto Branch, on its own behalf and on behalf of the Majority Lenders, each of the Hedging Lenders and each of the other Loan Parties.

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Agent and as Lender

Per:	/s/ Geraldine King
Name:	Geraldine King
Title:	Special Credits Senior Asset Manager

Signature Page to Forbearance Agreement by and between Lone Pine Resources Canada Ltd., Lone Pine Resources Inc., JPMorgan Chase Bank, N.A., Toronto Branch, on its own behalf and on behalf of the Majority Lenders, each of the Hedging Lenders and each of the other Loan Parties.

BANK OF MONTREAL, as Hedging Lender

Per:	/s/ Zolton J. Szoldatits
Name:	Zolton J. Szoldatits
Title:	Managing Director

Signature Page to Forbearance Agreement by and between Lone Pine Resources Canada Ltd., Lone Pine Resources Inc., JPMorgan Chase Bank, N.A., Toronto Branch, on its own behalf and on behalf of the Majority Lenders, each of the Hedging Lenders and each of the other Loan Parties.

THE BANK OF NOVA SCOTIA, as Hedging Lender

Per:	/s/ John Dagazani
Name:	John Dagazani
Title:	Manager

Per:	/s/ Rocco Fabiano
Name:	Rocco Fabiano
Title:	Vice President

Signature Page to Forbearance Agreement by and between Lone Pine Resources Canada Ltd., Lone Pine Resources Inc., JPMorgan Chase Bank, N.A., Toronto Branch, on its own behalf and on behalf of the Majority Lenders, each of the Hedging Lenders and each of the other Loan Parties.

CANADIAN IMPERIAL BANK OF COMMERCE, as Hedging Lender

Per:	/s/ Supriya Sarin
Name:	Supriya Sarin
Title:	Senior Director

Signature Page to Forbearance Agreement by and between Lone Pine Resources Canada Ltd., Lone Pine Resources Inc., JPMorgan Chase Bank, N.A., Toronto Branch, on its own behalf and on behalf of the Majority Lenders, each of the Hedging Lenders and each of the other Loan Parties.

J.P. MORGAN COMMODITIES CANADA CORPORATION, as Hedging Lender

Per:	/s/ Geraldine King
Name:	Geraldine King
Title:	Special Credits Senior Asset Manager

Signature Page to Forbearance Agreement by and between Lone Pine Resources Canada Ltd., Lone Pine Resources Inc., JPMorgan Chase Bank, N.A., Toronto Branch, on its own behalf and on behalf of the Majority Lenders, each of the Hedging Lenders and each of the other Loan Parties.